EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Third Quarter 2018 Results
Third Quarter Net Income Available for Common Shareholders of $0.71 Per Share
Third Quarter Normalized FFO Available for Common Shareholders of $1.06 Per Share

Newton, MA (November 6, 2018). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and nine months ended September 30, 2018:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$117,099	$85,728	$294,594	$172,270
Net income available for common shareholders per share	$0.71	$0.52	$1.79	$1.05
Adjusted EBITDA (1)	$225,676	$223,469	$655,530	$638,342
Normalized FFO available for common shareholders (1)	$174,653	$175,458	$505,714	$497,869
Normalized FFO available for common shareholders per share (1)	$1.06	$1.07	$3.08	$3.03

Portfolio Performance
Comparable hotel RevPAR	$101.75	$102.28	$99.08	$98.07
Change in comparable hotel RevPAR	(0.5%)	—	1.0%	—
RevPAR (all hotels)	$100.29	$102.07	$98.00	$98.45
Change in RevPAR (all hotels)	(1.7%)	—	(0.5%)	—
Coverage of HPT’s minimum returns and rents for hotels	1.08x	1.18x	1.04x	1.11x
Coverage of HPT's minimum rents for travel centers	1.68x	1.73x	1.64x	1.51x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the three and nine months ended September 30, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Executive Officer of HPT, made the following statement:

“HPT’s third quarter 2018 comparable hotel RevPAR declined 0.5% compared to the prior year period due to occupancy declines associated with renovations, competition from supply growth and the negative impact from hurricane related activity. Excluding our recently acquired hotels and the sixteen comparable hotels that underwent renovation for all or part of the third quarter 2018, RevPAR increased 0.4%. Additional returns for the third quarter 2018, in excess of our minimum returns, totaled $9.3 million, and coverage of hotel minimum returns and rents for the third quarter 2018 was 1.08 times.

Our TA properties' total gross margin increased by $12.7 million, or 4.1%, versus the same period last year driven by a 9.9% increase in fuel margin and a 2.6% increase in non-fuel margin. Travel center minimum rent coverage was 1.68 times for the third quarter 2018.”

Results for the Three and Nine Months Ended September 30, 2018 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended September 30, 2018 was $117.1 million, or $0.71 per diluted share, compared to net income available for common shareholders of $85.7 million, or $0.52 per diluted share, for the quarter ended September 30, 2017. Net income available for common shareholders for the quarter ended September 30, 2018 includes $43.5 million, or $0.26 per diluted share, of unrealized gains on equity securities. Net income available for common shareholders for the quarter ended September 30, 2017 includes a $9.3 million, or $0.06 per diluted share, gain on sale of real estate. The weighted average number of diluted common shares outstanding was 164.3 million and 164.2 million for the quarters ended September 30, 2018 and 2017, respectively.

Net income available for common shareholders for the nine months ended September 30, 2018 was $294.6 million, or $1.79 per diluted share, compared to net income available for common shareholders of $172.3 million, or $1.05 per diluted share, for the nine months ended September 30, 2017. Net income available for common shareholders for the nine months ended September 30, 2018 includes $89.3 million, or $0.54 per diluted share, of unrealized gains on equity securities. Net income available for common shareholders for the nine months ended September 30, 2017 includes $38.2 million, or $0.23 per diluted share, of estimated business management incentive fee expense and a $9.3 million, or $0.06 per diluted share, gain on sale of real estate and was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the period exceeded the carrying value of those preferred shares as of the date of the redemption. The weighted average number of diluted common shares outstanding was 164.2 million for each of the nine months ended September 30, 2018 and 2017.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended September 30, 2018 compared to the same period in 2017 increased 1.0% to $225.7 million.

Adjusted EBITDA for the nine months ended September 30, 2018 compared to the same period in 2017 increased 2.7% to $655.5 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended September 30, 2018 were $174.7 million, or $1.06 per diluted share, compared to Normalized FFO available for common shareholders of $175.5 million, or $1.07 per diluted share, for the quarter ended September 30, 2017.

Normalized FFO available for common shareholders for the nine months ended September 30, 2018 were $505.7 million, or $3.08 per diluted share, compared to Normalized FFO available for common shareholders of $497.9 million, or $3.03 per diluted share, for the nine months ended September 30, 2017.

•
Hotel RevPAR (comparable hotels): For the quarter ended September 30, 2018 compared to the same period in 2017 for HPT’s 307 hotels that were owned continuously since July 1, 2017: average daily rate, or ADR, increased 1.8% to $130.79; occupancy decreased 1.8 percentage points to 77.8%; and revenue per available room, or RevPAR, decreased 0.5% to $101.75.

For the nine months ended September 30, 2018 compared to the same period in 2017 for HPT’s 303 hotels that were owned continuously since January 1, 2017: ADR increased 2.0% to $129.52; occupancy decreased 0.7 percentage points to 76.5%; and RevPAR increased 1.0% to $99.08.

•
Hotel RevPAR (all hotels): For the quarter ended September 30, 2018 compared to the same period in 2017 for HPT’s 325 hotels that were owned as of September 30, 2018: ADR increased 1.5% to $130.42; occupancy decreased 2.5 percentage points to 76.9%; and RevPAR decreased 1.7% to $100.29.

For the nine months ended September 30, 2018 compared to the same period in 2017 for HPT’s 325 hotels that were owned as of September 30, 2018: ADR increased 1.9% to $130.49; occupancy decreased 1.8 percentage points to 75.1%; and RevPAR decreased 0.5% to $98.00.

•
Coverage of Minimum Returns and Rents: For the quarter ended September 30, 2018, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to HPT to (y) HPT’s minimum returns or rents due from hotels decreased to 1.08x from 1.18x for the quarter ended September 30, 2017.

For the nine months ended September 30, 2018, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to HPT to (y) HPT’s minimum returns or rents due from hotels decreased to 1.04x from 1.11x for the nine months ended September 30, 2017.

For the quarter ended September 30, 2018, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.68x from 1.73x for the quarter ended September 30, 2017.

For the nine months ended September 30, 2018, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers increased to 1.64x from 1.51x for the nine months ended September 30, 2017.

As of September 30, 2018, approximately 74% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: In October 2018, HPT acquired a hotel with 164 suites located in Scottsdale, AZ for a purchase price of $35.9 million, excluding acquisition related costs. HPT rebranded this hotel to the Sonesta Suites® brand and added it to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

Tenants and Managers: As of September 30, 2018, HPT had eight operating agreements with six hotel operating companies for 325 hotels with 50,379 rooms, which represented 67% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 199 travel centers, which represented 33% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of September 30, 2018, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $69.4 million as of September 30, 2018 (approximately $17.4 million per quarter). During the three months ended September 30, 2018, HPT realized returns under its Marriott No. 1 agreement of $19.9 million, of which $2.6 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $107.1 million as of September 30, 2018 (approximately $26.8 million per quarter). During the three months ended September 30, 2018, HPT realized returns under its Marriott No. 234 agreement of $26.8 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended September 30, 2018, the available security deposit was replenished by $2.7 million from a share of hotel cash flows in excess of the minimum returns due to HPT during the period. As of September 30, 2018, the available security deposit from Marriott for the Marriott No. 234 agreement was $33.7 million and there was $30.7 million available under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended September 30, 2018 of $2.6 million was paid to HPT.

•
InterContinental Agreement: As of September 30, 2018, 100 of HPT’s hotels were operated by subsidiaries of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, under one agreement requiring annual minimum returns and rents to HPT of $190.5 million as of September 30, 2018 (approximately $47.6 million per quarter). During the three months ended September 30, 2018, HPT realized returns and rents under its InterContinental agreement of $54.3 million, of which $6.7 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. HPT's InterContinental agreement is partially secured by a security deposit. As of September 30, 2018, the available InterContinental security deposit which HPT held to pay future payment shortfalls remained at the contractually capped amount of $100.0 million.

•
Sonesta Agreement: As of September 30, 2018, 50 of HPT’s hotels were operated under a management agreement with Sonesta, requiring annual minimum returns of $123.2 million as of September 30, 2018 (approximately $30.8 million per quarter). During the three months ended September 30, 2018, HPT realized returns under its Sonesta agreement of $21.7 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses including management and related fees.

•
Wyndham Agreement: As of September 30, 2018, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Hotels & Resorts, Inc. (NYSE: WH), or Wyndham, requiring annual minimum returns of $27.7 million as of September 30, 2018 (approximately $6.9 million per quarter). The guarantee provided by Wyndham with respect to the management agreement was limited to $35.7 million and was depleted during 2017. HPT's agreement with the Wyndham subsidiary provides that if the hotels' cash flows available after payment of hotel operating expenses are less than the minimum returns due to HPT and if the guaranty is depleted, to avoid default Wyndham is required to pay HPT the greater of the available hotel cash flows after payment of hotel operating expenses and 85% of the contractual minimum amount due. During the three months ended September 30, 2018, HPT realized returns under its Wyndham agreement of $5.9 million, which represents 85% of the minimum returns due for the period. HPT also leases 48 vacation units in one of the hotels to a subsidiary of Wyndham Destinations, Inc. (NYSE: WYND), or Destinations, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter). The guarantee provided by Destinations with respect to the lease is unlimited. The contractual rent due to HPT under the lease for Destinations' 48 vacation units during the three months ended September 30, 2018 was paid to HPT.

•
Hyatt Agreement: As of September 30, 2018, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt, requiring annual minimum returns of $22.0 million as of September 30, 2018 (approximately $5.5 million per quarter). During the three months ended September 30, 2018, HPT realized returns under its Hyatt agreement of $5.5 million. HPT’s Hyatt agreement is partially secured by a limited guaranty from Hyatt. During the three months ended September 30, 2018, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT, and Hyatt made $0.3 million of guaranty payments to cover the shortfall. As of September 30, 2018, there was $23.5 million available under Hyatt's guaranty.

•
Radisson Agreement: As of September 30, 2018, nine of HPT’s hotels were operated under a management agreement with a subsidiary of Radisson Hospitality, Inc., or Radisson, requiring annual minimum returns of $18.9 million as of September 30, 2018 (approximately $4.7 million per quarter). During the three months ended September 30, 2018, HPT realized returns under its Radisson agreement of $4.7 million. HPT’s Radisson agreement is partially secured by a limited guaranty from Radisson. During the three months ended September 30, 2018, the available guaranty was replenished by $1.6 million from a share of hotel cash flows in excess of the minimum returns due to HPT during the period. As of September 30, 2018, there was $43.6 million available under Radisson's guaranty.

•
Travel Center Agreements: As of September 30, 2018, HPT’s 199 travel centers located along the U.S. Interstate Highway system were leased to TravelCenters of America LLC (Nasdaq: TA), or TA, under five lease agreements, which require aggregate annual minimum rents of $288.2 million (approximately $72.1 million per quarter). As of September 30, 2018, all payments due to HPT from TA under these leases were current.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, John Murray, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss HPT's third quarter 2018 financial results. They will be joined by Brian Donley, who will assume his role as Chief Financial Officer and Treasurer of the Company effective January 1, 2019. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Tuesday, November 13, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10123839.

A live audio webcast of the conference call will also be available in a listen-only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2018 Supplemental Operating and Financial Data is available for download at HPT’s website, which is located at www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. MURRAY STATES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE HOTEL REVPAR, EXCLUDING RECENTLY ACQUIRED HOTELS AND HOTELS UNDERGOING RENOVATIONS, GREW DURING THE THIRD QUARTER OF 2018 COMPARED WITH THE PRIOR YEAR PERIOD, THAT COVERAGE OF HPT'S HOTEL MINIMUM RETURNS AND RENTS WAS 1.08 TIMES, THAT TA PROPERTIES' GROSS MARGIN IMPROVED DURING THE THIRD QUARTER OF 2018 COMPARED WITH THE PRIOR YEAR PERIOD AND THAT COVERAGE OF HPT'S TRAVEL CENTER MINIMUM RENTS WAS 1.68 TIMES. THESE STATEMENTS MAY IMPLY HOTEL REVPAR AT HPT'S COMPARABLE HOTELS THAT ARE NOT UNDER RENOVATION MAY CONTINUE TO GROW, TA PROPERTIES' GROSS MARGIN WILL CONTINUE TO INCREASE OR COVERAGE OF MINIMUM RETURNS AND RENTS WILL REMAIN ABOVE 1.0 TIMES FOR HPT'S HOTELS OR TRAVEL CENTERS. IN FACT, HOTEL REVPAR, EXCLUDING SUCH ITEMS, MAY NOT CONTINUE TO GROW AND MAY DECLINE. IN ADDITION, TA'S IMPROVED PROPERTY RESULTS MAY NOT CONTINUE AND ITS OPERATING RESULTS MAY DECLINE. IN ADDITION, COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS MAY DECLINE IN FUTURE PERIODS.

•
AS OF SEPTEMBER 30, 2018, APPROXIMATELY 74% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE

GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITIES AND WILLINGNESS TO PAY. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT WHICH THEY GUARANTY OR SECURE, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITIES OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HPT HOLDS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF SEPTEMBER 30, 2018 WAS NOT SECURED BY GUARANTEES OR SECURITY DEPOSITS.

•
WYNDHAM'S $35.7 MILLION LIMITED GUARANTY WAS DEPLETED DURING THE YEAR ENDED DECEMBER 31, 2017 AND CONTINUES TO BE DEPLETED. HPT DOES NOT HOLD A SECURITY DEPOSIT WITH RESPECT TO AMOUNTS DUE UNDER THE WYNDHAM AGREEMENT. WYNDHAM HAS PAID 85% OF THE MINIMUM RETURNS DUE TO HPT FOR EACH OF THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018. HPT CAN PROVIDE NO ASSURANCE AS TO WHETHER WYNDHAM WILL CONTINUE TO PAY AT LEAST THE GREATER OF AVAILABLE HOTEL CASH FLOWS AFTER PAYMENT OF HOTEL OPERATING EXPENSES AND 85% OF THE MINIMUM RETURNS DUE TO HPT OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS.

•
HPT HAS NO GUARANTEES OR SECURITY DEPOSITS FOR THE MINIMUM RETURNS DUE TO HPT FROM HPT'S MARRIOTT NO. 1 OR SONESTA AGREEMENTS. ACCORDINGLY, HPT MAY RECEIVE AMOUNTS THAT ARE LESS THAN THE CONTRACTUAL MINIMUM RETURNS STATED IN THESE AGREEMENTS.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Hotel operating revenues (1)	$521,250	$495,550	$1,496,125	$1,392,995
Rental income (2)	80,690	80,896	243,701	240,274
FF&E reserve income (3)	1,213	1,142	3,911	3,524
Total revenues	603,153	577,588	1,743,737	1,636,793

Expenses:
Hotel operating expenses (1)	366,994	343,274	1,056,057	965,546
Depreciation and amortization	101,007	98,205	300,308	286,811
General and administrative (4)	13,425	13,404	38,280	76,097
Total expenses	481,426	454,883	1,394,645	1,328,454

Gain on sale of real estate (5)	—	9,348	—	9,348
Dividend income	626	626	1,878	1,878
Unrealized gains on equity securities (6)	43,453	—	89,348	—
Interest income	478	211	1,093	590
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,570, $2,194, $7,607 and $6,541, respectively)	(49,308)	(46,574)	(145,589)	(135,329)
Loss on early extinguishment of debt (7)	—	—	(160)	—
Income before income taxes and equity in earnings of an investee	116,976	86,316	295,662	184,826
Income tax expense	(707)	(619)	(1,949)	(1,761)
Equity in earnings of an investee	830	31	881	533
Net income	117,099	85,728	294,594	183,598
Preferred distributions	—	—	—	(1,435)
Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	—	—	(9,893)
Net income available for common shareholders	$117,099	$85,728	$294,594	$172,270

Weighted average common shares outstanding (basic)	164,232	164,149	164,212	164,131
Weighted average common shares outstanding (diluted)	164,274	164,188	164,242	164,168

Net income available for common shareholders per common share (basic and diluted)	$0.71	$0.52	$1.79	$1.05

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of FFO and Normalized FFO available for common shareholders: (9)
Net income available for common shareholders	$117,099	$85,728	$294,594	$172,270
Add (Less): Depreciation and amortization	101,007	98,205	300,308	286,811
Gain on sale of real estate (5)	—	(9,348)	—	(9,348)
FFO available for common shareholders	218,106	174,585	594,902	449,733
Add (Less): Estimated business management incentive fees (4)	—	873	—	38,243
Loss on early extinguishment of debt (7)	—	—	160	—
Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	—	—	9,893
Unrealized gains on equity securities (6)	(43,453)	—	(89,348)	—
Normalized FFO available for common shareholders	$174,653	$175,458	$505,714	$497,869

Weighted average common shares outstanding (basic)	164,232	164,149	164,212	164,131
Weighted average common shares outstanding (diluted)	164,274	164,188	164,242	164,168

Basic and diluted per common share amounts:
FFO available for common shareholders	$1.33	$1.06	$3.62	$2.74
Normalized FFO available for common shareholders	$1.06	$1.07	$3.08	$3.03
Distributions declared per share	$0.53	$0.52	$1.58	$1.55

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of EBITDA and Adjusted EBITDA: (10)
Net income	$117,099	$85,728	$294,594	$183,598
Add: Interest expense	49,308	46,574	145,589	135,329
Income tax expense	707	619	1,949	1,761
Depreciation and amortization	101,007	98,205	300,308	286,811
EBITDA	268,121	231,126	742,440	607,499
Add (Less): General and administrative expense paid in common shares (11)	1,008	818	2,278	1,948
Estimated business management incentive fees (4)	—	873	—	38,243
Loss on early extinguishment of debt (7)	—	—	160	—
Gain on sale of real estate (5)	—	(9,348)	—	(9,348)
Unrealized gains on equity securities (6)	(43,453)	—	(89,348)	—
Adjusted EBITDA	$225,676	$223,469	$655,530	$638,342

See Notes on pages 10 and 11

(1)
As of September 30, 2018, HPT owned 325 hotels; 323 of these hotels were managed by hotel operating companies and two hotels were leased to hotel operating companies. As of September 30, 2018, HPT also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $9,216 and $5,699 less than the minimum returns due to HPT for the three months ended September 30, 2018 and 2017, respectively, and $31,030 and $18,971 less than the minimum returns due to HPT for the nine months ended September 30, 2018 and 2017, respectively. When managers of these hotels are required to fund the shortfalls under the terms of HPT’s management agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $299 for the three months ended September 30, 2018 and $2,377 and $2,689 for the nine months ended September 30, 2018 and 2017, respectively. There was no reduction to hotel operating expenses for the three months ended September 30, 2017. When HPT reduces the amounts of the security deposit it holds for any of its operating agreements for payment deficiencies, it does not result in additional cash flows to HPT of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided HPT with these deposits upon expiration of the respective operating agreement. The security deposits are non-interest bearing and are not held in escrow. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $9,818 and $28,653 for the three and nine months ended September 30, 2018, respectively, which represent the unguaranteed portions of HPT's minimum returns from its Sonesta and Wyndham agreements. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $5,699 and $16,282 for the three and nine months ended September 30, 2017, respectively, which represents the unguaranteed portion of HPT's minimum returns from its Sonesta agreement. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $21,321 and $31,355 more than the minimum returns due to HPT for the three months ended September 30, 2018 and 2017, respectively, and $47,901 and $67,052 more than the minimum returns due to HPT for the nine months ended September 30, 2018 and 2017, respectively. Certain of HPT's guarantees and its security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to HPT pursuant to the terms of the respective agreements. When HPT's guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  HPT had $5,204 and $10,099 of guarantee and security deposit replenishments for the three months ended September 30, 2018 and 2017, respectively, and $14,299 and $26,319 of guarantee and security deposit replenishments for the nine months ended September 30, 2018 and 2017, respectively.

(2)
Rental income includes $3,136 and $3,087 in the three months ended September 30, 2018 and 2017, respectively, and $9,359 and $9,208 in the nine months ended September 30, 2018 and 2017, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. General and administrative expense includes $873 and $38,243 of estimated business management incentive fee expense for the three and nine months ended September 30, 2017, respectively. No business management incentive fee expense was recorded for the three and nine months ended September 30, 2018.

(5)	HPT recorded a $9,348 gain on sale of real estate during the three months ended September 30, 2017 in connection with the sales of three hotels.

(6)
Unrealized gains on equity securities represent the adjustment required to adjust the carrying value of HPT's investments in The RMR Group Inc. and TA common shares to their fair value as of September 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

(7)	HPT recorded a loss of $160 on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of its revolving credit facility and term loan.

(8)
In February 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount.

(9)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT. HPT’s calculation of Normalized FFO available for common shareholders differs from Nareit’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes the loss on early extinguishment of debt, excess of liquidation preference over carrying value of preferred shares redeemed and unrealized gains on equity securities. HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income available for common shareholders. HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income available for common shareholders as indicators of HPT’s operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income and net income available for common shareholders as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(10)
HPT calculates EBITDA and Adjusted EBITDA as shown above. HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income and net income available for common shareholders. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income available for common shareholders as indicators of operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income and net income available for common shareholders as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(11)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$1,673,113	$1,668,797
Buildings, improvements and equipment	7,964,429	7,758,862
Total real estate properties, gross	9,637,542	9,427,659
Accumulated depreciation	(2,998,741)	(2,784,478)
Total real estate properties, net	6,638,801	6,643,181
Cash and cash equivalents	19,849	24,139
Restricted cash	65,644	73,357
Due from related persons	88,164	78,513
Other assets, net	439,095	331,195
Total assets	$7,251,553	$7,150,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$143,000	$398,000
Unsecured term loan, net	397,143	399,086
Senior unsecured notes, net	3,596,275	3,203,962
Security deposits	133,770	126,078
Accounts payable and other liabilities	178,321	184,788
Due to related persons	10,473	83,049
Total liabilities	4,458,982	4,394,963

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,442,379 and 164,349,141 shares issued and outstanding, respectively	1,644	1,643
Additional paid in capital	4,544,449	4,542,307
Cumulative net income	3,684,167	3,310,017
Cumulative other comprehensive income (loss)	(108)	79,358
Cumulative preferred distributions	(343,412)	(343,412)
Cumulative common distributions	(5,094,169)	(4,834,491)
Total shareholders’ equity	2,792,571	2,755,422
Total liabilities and shareholders’ equity	$7,251,553	$7,150,385